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As filed with the Securities and Exchange Commission on June 21, 2004

Registration Statement No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CNL HOSPITALITY PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	59-3396369 (I.R.S. employer identification number)

CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
Telephone (407) 650-1000
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Thomas J. Hutchison III
Chief Executive Officer
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
Telephone (407) 650-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service, should be sent to:

Judith D. Fryer, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
(212) 801-9200
(212) 801-6400 (Telecopy)

        Approximate Date Of Commencement Of Proposed Sale To The Public: as soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☒.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☐.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐.

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐.

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box ☐.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, par value $.01 per share	5,000,000	$9.50(2)	$47,500,000	$6,019(2)

(1)
The proposed maximum offering price per share will equal $9.50 per share unless subsequently adjusted by our board of directors. The initial share price is $9.50 per share.

(2)
The registration fee was calculated based upon the $9.50 per share price.

PROSPECTUS

CNL HOSPITALITY PROPERTIES, INC.

REINVESTMENT PLAN

5,000,000 SHARES
COMMON STOCK

        We are CNL Hospitality Properties, Inc., a real estate investment trust which invests in hotels and are a leading owner of luxury and upper upscale hotels and resorts. With this prospectus, we are offering participation in our Amended and Restated Reinvestment Plan to record holders of our outstanding shares of common stock, par value $.01 per share. The Amended and Restated Reinvestment Plan is a simple and convenient means of investing in our common stock.

PLAN HIGHLIGHTS

  You may participate in the plan if you currently own shares of common stock.

  •
  Once you are enrolled in the plan, any cash distributions paid on the shares of your common stock will be automatically reinvested in additional shares of common stock until you terminate your participation in the plan or your participation is terminated by us. No minimum amount of shares is required to participate in the plan.

  •
  The purchase price for shares under the plan will be (i) during a period in which we are conducting a best-efforts offering, the per share offering price for plan shares under our then current best-efforts offering, (ii) if there is no current best efforts offering, $9.50 per share, unless adjusted by our board of directors, which price shall in no event be less than 95% of the fair market value as determined by our board of directors, or (iii) following the listing of our shares on a national stock exchange or over-the-counter market or the inclusion of our shares for quotation on the Nasdaq National Market System, which we refer to as listing or listed, at the market price on the exchange or quotation system.

  •
  Your participation in the plan is entirely voluntary, and you may terminate your participation at any time. If you do not elect to participate in the plan, you will continue to receive any cash distributions paid on your shares of common stock.

  •
  We will pay the administrative fees of the plan.

  •
  We will pay CNL Hospitality Corp. acquisition fees of 4.5% of the proceeds reinvested under the plan, in the event the proceeds are used to acquire properties or invest in mortgage loans.

        You should read this prospectus carefully so you will know how the plan works and then retain it for future reference.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR HAS DETERMINED IF THIS PROSPECTUS IS ADEQUATE OR ACCURATE. IN ADDITION, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 21, 2004.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

        You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

SUMMARY OF THE PLAN

        The following summary of our Amended and Restated Reinvestment Plan may omit certain information that may be important to you. You should carefully read the entire text of the plan contained in Appendix A to this prospectus before you decide to participate in the plan.

Enrollment:	If you are already participating in our plan, no action is required. If you are not already participating in our plan, you can participate in the plan if you currently own shares of common stock by completing and submitting the enclosed authorization form. Please see Question 5 set forth in "Terms and Conditions of the Plan" for more detailed information.
Reinvestment of Distributions:
You will be able to purchase additional shares of common stock by reinvesting any cash distributions paid on your shares of common stock. No minimum amount of shares is required to participate in the plan. Except for the restrictions contained in our articles of incorporation on transfer and ownership of our common stock described in Question 15, the reinvestment of any cash distributions paid on your shares of common stock is not subject to a maximum limit.
Administration:
Bank of New York initially will serve as the reinvestment agent of the plan and CNL Investor Administration will assist with the plan. You should send all correspondence to: CNL Investment Company, Attention: CNL Investor Administration, P.O. Box 4920, Orlando, Florida 32802-4920. You may call CNL Investor Administration at (407) 650-1000 or toll-free at (866) 650-0650, or you can send a written request by facsimile to (407) 650-1231. Please see Question 3 for more detailed information.
Source of Shares of Common Stock:
Initially, shares of common stock purchased on your behalf by the reinvestment agent under the plan will come from our legally authorized but unissued shares of common stock. However, if our shares are listed, the reinvestment agent may purchase shares of common stock in the open market or directly from us on your behalf through this registration statement. Please see Question 7 for more detailed information.
Tracking Your Investment:
You will receive periodic statements of the transactions made in your plan account. These statements will provide you with details of the transactions and will indicate the share balance in your plan account. Please see Question 9 for more detailed information.
Amendment and Termination of the Plan:	We may amend the plan for any reason by providing 15 days written notice and we may terminate the plan for any reason by providing 10 days written notice.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the "SEC." You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC's web site at: http://www.sec.gov.

        This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" some of the documents we file with it into this prospectus, which means:

  •
  we can disclose important information to you by referring you to those documents;

  •
  the information incorporated by reference is considered to be part of this prospectus; and

  •
  later information that we file with the SEC will automatically update and supersede this information.

        We incorporate by reference the documents listed below:

  •
  Amendment No. 2 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003 filed April 30, 2004;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed May 10, 2004;

  •
  our Current Reports on Form 8-K and 8-K/A (not including information furnished under Items 9 and 12, which information is not incorporated by reference in this prospectus) (i) dated July 10, 2003 and filed July 25, 2003, (ii) dated July 10, 2003 and filed April 30, 2004, (iii) dated August 29, 2003 and filed September 15, 2003, (iv) dated December 17, 2003 and filed February 10, 2004, (v) dated February 12, 2004 and filed on February 13, 2004, (vi) dated April 2, 2004 and filed April 7, 2004, (vii) dated April 2, 2004 and filed April 16, 2004 and amended on June 17, 2004, and (viii) dated April 30, 2004 and filed May 14, 2004;

  •
  our Definitive Proxy Statement for our 2004 Annual Meeting of Stockholders; and

  •
  the description of our common stock filed as part of our Registration Statement (File No. 000-24097) on Form 8-A filed on April 27, 1998.

        All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed. In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed. In no event, however, will any of the information that we disclose under Item 9 or Item 12 of any Current Report on Form 8-K that we may from time to time furnish to the SEC be incorporated by reference into, or otherwise included in, this prospectus.

        We will provide without charge to each person, including any stockholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

CNL Sales Department
Post Office Box 4920
Orlando, Florida 32802-4920
Attention: Investor Administration
(866) 650-0650
(407) 650-1000

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain information both included and incorporated by reference in this prospectus may contain "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended, which we refer to as the "Securities Act," and Section 21E of the Exchange Act. These forward-looking statements are based on current expectations and are not guarantees of future performance.

        All statements other than statements of historical facts are forward-looking statements and can be identified by the use of forward-looking terminology such as "may," "will," "might," "would," "expect," "anticipate," "estimate," "would," "could," "should," "believe," "intend," "project," "forecast," "target," "plan," or "continue" or the negative of these words or other variations or comparable terminology. These statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. We caution you not to place undue reliance on these statements, which speak only as of the date of this prospectus.

        Among the factors that could cause actual results to differ materially are:

  •
  changes in general economic conditions;

  •
  changes in local and national real estate conditions;

  •
  availability of capital from borrowings under our credit facilities or from the sale of our securities;

  •
  our ability to obtain additional permanent financing on satisfactory terms;

  •
  our ability to continue to identify suitable investments;

  •
  our ability to continue to locate suitable managers for our properties; and

  •
  other risks detailed from time to time in the reports filed by us with the SEC, including those risk factors included in Amendment No. 2 to our Annual Report on Form 10-K/A for the year ended December 31, 2003 and in our Definitive Proxy Statement for our 2004 Annual Meeting of Stockholders.

        Except for ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

TERMS AND CONDITIONS OF THE PLAN

        The following constitutes our Amended and Restated Reinvestment Plan in effect beginning 30 days after we mail notice to our current participants and we expect that 30 day period to end on or before June 30, 2004. All references in this prospectus to "common stock" or "shares of common stock" refer to shares of our common stock, par value $.01 per share.

Purpose

1.
What is the purpose of the plan?

        The primary purpose of the plan is to give our stockholders a convenient way to reinvest their cash distributions in additional shares of common stock.

Benefits and Disadvantages

2.
What are the benefits and disadvantages of the plan?

  Benefits:

        Before deciding whether to participate in the plan, you should consider the following benefits of participation in the plan:

  •
  You will realize the convenience of having all of your cash distributions automatically reinvested in additional shares of common stock. Since the reinvestment agent will credit fractional shares of common stock to your plan account, you will receive full investment of your distributions.

  •
  You will simplify your record keeping by receiving periodic statements which will reflect all current activity in your plan account, including purchases and latest balances.

  •
  We, not you, will pay all costs of administering the plan. Please see Question 17 for a detailed description of the costs of the plan.

  Disadvantages:

        Before deciding whether to participate in the plan, you should consider the following disadvantages of participation in the plan:

  •
  Your reinvestment of cash distributions will result in your being treated for federal income tax purposes as having received, on the distribution payment date, a distribution equal to the fair market value of our common stock that you received to the extent of our earnings and profits attributable to that distribution. The distribution may give rise to a liability for the payment of income tax without providing you with immediate cash to pay the tax when it becomes due.

  •
  Because our common stock is not listed, the price for shares purchased under the plan will not be determined by market conditions or the value of the underlying assets. This price may fluctuate based on the determination of our board of directors. These fluctuations may change the number of shares of common stock you receive. For a discussion of how the price for the shares is determined, see Question 7 for a description of the price at which the reinvestment agent will purchase the shares.

  •
  Your investment elections, and any changes or cancellations, must be received by the reinvestment agent within specified time limits. If these time limits are not met, a delay may occur before your investment elections can be implemented. Please see Question 6 for information on the time limit for participation in the plan.

  •
  You may not know the actual number of shares of common stock that the plan's reinvestment agent buys for your account until up to 60 days after the distribution is made.

  •
  You may not pledge shares of common stock deposited in your plan account unless you withdraw those shares from the plan.

Administration

3.
Who will administer the plan?

        Reinvestment agent.    Bank of New York or another entity we may designate, will serve as the reinvestment agent of the plan. The reinvestment agent:

  •
  acts as your agent;
  •
  keeps records of all plan accounts;
  •
  sends your account statements to you;
  •
  buys, on your behalf, all shares of common stock under the plan; and
  •
  performs other duties relating to the plan.

        You should send all correspondence with the reinvestment agent to:

    BNY Investment Center, Inc.
    c/o The Bank of New York
    Post Office Box 7090
    Troy, Michigan 48007-7090

        Transfer agent.    Bank of New York or another entity we may designate, will serve as the transfer agent of the plan. As described further in Question 21, if you decide to transfer ownership of all or part of the shares of common stock held in your plan account through gift, private sale or otherwise to a person/entity outside the plan, you should send all correspondence to the transfer agent at:

    The Bank of New York
    Resales and Transfer Department
    Post Office Box 7090
    Troy, Michigan 48007-7090

        Successor reinvestment agent.    We may replace the reinvestment agent with a successor reinvestment agent at any time. The reinvestment agent may resign as reinvestment agent of the plan at any time. In either such case, we will appoint a successor reinvestment agent, and we will notify you of such change.

        CNL Investor Administration.    In addition to the reinvestment agent, CNL Investor Administration will assist in aspects of the plan. Any correspondence should be sent to:

    CNL Investment Company
    Attn: CNL Investor Administration
    Post Office Box 4920
    Orlando, Florida 32802-4920
    Telephone: (407) 650-1000
    Toll-free: (866) 650-0650
    Facsimile: (407) 650-1231

Participation

4.
Who is eligible to participate in the plan?

        Except as described below, the plan is generally open to all holders of our common stock who are holders of and elect to reinvest their distributions in shares of common stock. Participants can be individuals, trusts, retirement plans, corporations or other entities. Each participant must also meet the suitability standards established by the Company which require participants to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000.

        Monthly Distribution Election.    Investors who elect to receive monthly distributions are not eligible to participate in the plan.

        Exclusion from Plan at Our Election.    Notwithstanding any other provision in the plan, we reserve the right to prevent you from participating in the plan for any reason.

Enrollment

5.
How do I enroll in the plan?

        If you are already participating in our plan, no action is required. If you are eligible to participate in the plan, you may join the plan at any time. Once you enroll in the plan, you will remain enrolled until you withdraw from the plan or we terminate the plan or your participation in the plan.

        The Authorization Form.    To enroll and participate in the plan, you must complete the enclosed Authorization Form and mail it to CNL Investor Administration at the address set forth in Question 3. Your form must be received no later than 10 days prior to the last day of the fiscal quarter related to a distribution. If your form is received by CNL Investor Administration after the 10th day before the end of the fiscal quarter, then you will receive a cash distribution for such quarter and your enrollment will be processed by CNL Investor Administration for the distribution declared with respect to the following fiscal quarter.

        If your shares of common stock are registered in more than one name (such as joint tenants or trustees), all such registered holders must sign the Authorization Form. If you are eligible to participate in the plan, you may sign and return the Authorization Form to participate in the plan at any time.

        If you hold our common stock through a broker or nominee and wish to enroll and participate in the plan, you may do so in one of the following ways:

  (a)
  Request your broker, bank or other nominee in whose name your shares are held to complete and sign a Broker and Nominee Form (please see the "Broker and Nominee Form" below for more information), or

  (b)
  Instruct your broker, bank or other nominee in whose name your shares are held to transfer shares of common stock to your name, following which you may enroll in the plan directly.

        The reinvestment agent automatically will reinvest any cash distributions paid on all shares of common stock that you have designated for participation in the plan until you indicate otherwise or withdraw from the plan, or until we terminate the plan or your participation. If you participate in the plan, we will pay to the reinvestment agent distributions on all shares of common stock held in your plan account. The reinvestment agent will credit the common stock purchased with your reinvested distributions to your plan account.

        The Broker and Nominee Form.    If you are a beneficial owner of shares of common stock and wish for your broker, bank or other nominee in whose name your shares are held to participate in the plan on your behalf, such broker, bank or other nominee in whose name your shares are held must complete and submit the enclosed Broker and Nominee Form. You, your broker, bank or other nominee in whose name your shares of common stock are held may request a Broker and Nominee Form at any time by contacting the reinvestment agent at the address set forth in Question 3. Prior to submitting a Broker and Nominee Form, your broker, bank or other nominee in whose name your shares of common stock are held must have submitted a completed Authorization Form on your behalf.

6.
When will my participation in the plan begin?

        The reinvestment agent will begin to reinvest distributions for the fiscal quarter in which your Authorization Form is received, provided we receive such Authorization Form at least 10 days before the end of the fiscal quarter.

        Once you enroll in the plan, you will remain enrolled in the plan until you withdraw from the plan or we terminate the plan or your participation in the plan.

Purchases

7.
How are shares purchased under the plan?

        Source of the Shares of Common Stock.    Initially, shares of common stock purchased on your behalf by the reinvestment agent under the plan will come from our legally authorized but unissued shares of common stock. However, if our shares are listed, the reinvestment agent may purchase shares of common stock in the open market or directly from us on your behalf through this registration statement.

        Timing of Purchases.    The reinvestment agent will purchase shares of common stock for each fiscal quarter within 30 days after the distribution for the fiscal quarter is made.

        Distribution Payment Dates.    We historically have declared distributions monthly and paid distributions on or about the last business day of each fiscal quarter. We pay distributions as and when authorized and declared by our board of directors. We cannot assure you that we will continue to pay distributions according to this schedule, and nothing contained in the plan obligates us to do so. The plan does not represent a guarantee of future distributions. Neither we nor the reinvestment agent will be liable when conditions, including compliance with the provisions of our articles of incorporation and rules and regulations of the SEC, prevent the reinvestment agent from buying shares of common stock or interfere with the timing of such purchases.

        Price of Shares of Common Stock.    The price of shares of common stock purchased by the reinvestment agent under the plan directly from us for distribution reinvestments will be as follows:

  (a)
  During any period when we are making a "best-efforts" public offering of our common stock, the reinvestment agent will invest in shares acquired from us at the per share offering price for plan shares under our then current best-efforts offering.

  (b)
  During any period when we are not making a "best-efforts" offering of our common stock, as described in (a) above, and unless the shares are listed, the reinvestment agent will purchase shares directly from us at a price equal to $9.50 per share, unless adjusted by our board of directors, which price shall in no event be less than 95% of the fair market value as determined by our board of directors.

  (c)
  Notwithstanding the above, upon the listing of our shares, the reinvestment agent will purchase shares of common stock in the open market or from us, at a price equal to the then-prevailing market price on the national securities exchange, over-the-counter market or national market system.

        In the event of a subsequent determination that the purchase price for shares under the plan represented a discount in excess of 5% of the fair market value at the time of the sale, the distribution of the portion of the shares issued under the plan representing the excess amount would be subject to being voided, ab initio, to the extent it would result in our failure to qualify as a real estate investment trust, which we refer to as a REIT.

        Number of Shares to be Purchased.    The reinvestment agent will invest for you the total dollar amount equal to the cash distribution on all shares of common stock, including fractional shares, held in your plan account. Subject to restrictions contained in our articles of incorporation on transfer and ownership of our common stock described in Question 15, there is no limit on the number of shares of common stock you may purchase through distribution reinvestment. The reinvestment agent will purchase for your account the number of shares of common stock equal to the total dollar amount to be invested for you, as described above, divided by the applicable purchase price, computed to the fifth decimal place. The reinvestment agent will deduct from the amount to be invested for you any amount that we are required to deduct for withholding tax purposes.

        Reinvestment Agent's Control of Purchase Terms.    With respect to purchases of our common stock that the reinvestment agent makes under the plan if the shares are listed, the reinvestment agent, or a broker that the reinvestment agent selects, will determine the following:

  •
  the exact timing of open market purchases;
  •
  the number of shares of common stock, if any, that the reinvestment agent purchases on any one day or at any time of that day;
  •
  the prices for the shares of common stock that the reinvestment agent pays for market purchases;
  •
  the markets on which the reinvestment agent makes the purchases; and
  •
  the persons, including brokers and dealers, from or through which the reinvestment agent makes such purchases.

        Commingling of Funds.    When making purchases for an account under the plan, the reinvestment agent may commingle your funds with those of other stockholders participating in the plan.

Certificates

8.
Will I receive certificates for shares purchased?

        Book-Entry.    Unless your shares are held by a broker, bank or other nominee, we will register shares of common stock that the reinvestment agent purchases for your account under the plan in your name. The reinvestment agent will credit such shares to your plan account in "book-entry" form. This service protects against the loss, theft or destruction of certificates representing shares of common stock.

        Issuance of Certificates.    Upon your written request to us, we will issue and deliver to you certificates for all whole and fractional shares of common stock credited to your plan account. The reinvestment agent will handle such requests at no cost to you.

        Transfer Restrictions.    If you wish to pledge, sell or transfer shares of common stock to a person or entity, you must first request that we issue a certificate for the shares in your name. Please also see Question 15 which describes certain provisions of our articles of incorporation which restrict transfer and ownership of shares.

Reports

9.
How will I keep track of my investments?

        At the end of each fiscal quarter, but in no event later than 60 days after the end of such fiscal quarter, the reinvestment agent will send you a detailed statement that will provide the following information with respect to your plan account:

  •
  total cash distributions received during the quarter;
  •
  total number of shares of common stock purchased (including fractional shares);
  •
  price paid per share of our common stock; and

  •
  total number of shares of common stock in your plan account.

        You should retain these statements to determine the tax cost basis of the shares purchased for your account under the plan.

Withdrawal

10.
How would I withdraw from participation in the plan?

        Withdrawal from the Plan.    You may withdraw from the plan at any time. In order to withdraw from the plan, you must provide written notice instructing CNL Investor Administration to terminate your account. We must receive such written notice at least 10 days before the end of the fiscal quarter related to a distribution. If your request to withdraw from the plan is received by CNL Investor Administration after the 10th day before the end of the fiscal quarter, then we will process the reinvestment of your proceeds of the upcoming cash distribution in accordance with your existing instructions; your withdrawal request will be processed by CNL Investor Administration for the distribution declared with respect to the following fiscal quarter. After the reinvestment agent terminates your account, we will pay to you all cash distributions on shares of common stock owned by you unless you rejoin the plan.

        Rejoining the Plan after Withdrawal.    After you withdraw from the plan, you may again participate in the plan at any time by filing a new Authorization Form with the reinvestment agent.

Tax Considerations

11.
What are the income tax consequences for participants in the plan?

        You are encouraged to consult your personal tax advisers with specific reference to your own tax situation and potential changes in the applicable law as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of distributions under the plan, your tax basis and holding period for our common stock acquired under the plan and the character, amount and tax treatment of any gain or loss realized on the disposition of common stock. The following is a brief summary of the material federal income tax considerations applicable to the plan, is for general information only, and is not tax advice. In particular, this summary generally does not address tax consequences to persons who are not United States persons. In general, a United States person is a citizen or individual resident of the United States, a corporation or other entity taxable as a corporation for U.S. federal income tax purposes that is created or organized in the United States or under the laws of the United States or of any state or the District of Columbia, an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust was in existence on August 20, 1996 and properly elected to continue to be treated as a United States person. Partners in partnerships that hold shares of common stock and participate in the plan should consult their own tax advisers regarding their tax consequences.

        As in the case of nonreinvested cash distributions, the distributions that are reinvested under the plan will constitute taxable distributions to you to the extent of our current and accumulated earnings and profits allocable to the distributions, and any excess distributions will constitute a return of capital that reduces the basis of your common stock and gain to the extent the excess distribution exceeds your tax basis in your common stock. In addition, if we designate part or all of our distributions as capital gain distributions, you would treat those designated amounts as long-term capital gains. Distributions that we pay are not eligible for the distributions received deduction otherwise generally available to a stockholder that is a corporation.

        Your tax basis in your common stock acquired under the plan will generally equal the total amount of distributions you are treated as receiving, as described above. Your holding period in your common stock generally begins on the day following the date on which the common stock is credited to your plan account.

12.
How are administrative expenses treated?

        Although the matter is not free from doubt, based on certain private letter rulings obtained by other taxpayers, we intend to take the position that administrative expenses of the plan that we pay do not give rise to constructive distributions to you.

13.
What are the tax consequences of dispositions?

        When you withdraw shares from the plan, you will not realize any taxable income. You may recognize a gain or loss upon your disposition of common stock you receive from the plan. The amount of any gain or loss you recognize will be the difference between your amount realized, generally the amount of cash you receive, for the common stock and your tax basis in the common stock. Generally, gain or loss recognized on the disposition of common stock acquired under the plan will be treated for federal income tax purposes as capital gain or loss if you do not hold the common stock as a dealer. The capital gain or loss will be taxed as long-term capital gain or loss if your holding period for the common stock exceeds one year, except that, to the extent of any capital gain distributions received with respect to your common stock, capital losses on common stock you held for six months or less will be treated as long-term capital losses.

14.
How are backup withholding and information reporting provisions applied to you?

        In general, any distribution reinvested under the plan is not subject to federal income tax withholding, unless you are not a United States person otherwise subject to such withholding on cash dividends received from us, in which case, only the net amount of the distribution, after deduction for any such withholding, will be reinvested under the plan. The reinvestment agent or we may be required, however, to deduct as "backup withholding" at rates described below a portion of all distributions paid to you, regardless of whether those distributions are reinvested pursuant to the plan. Similarly, the reinvestment agent may be required to deduct backup withholding from all proceeds of sales of common stock held in your plan account. The backup withholding rate is currently 28%. You are subject to backup withholding if (i) you fail to properly furnish the reinvestment agent and us with your correct taxpayer identification number ("TIN"), (ii) the Internal Revenue Service notifies the reinvestment agent or us that the TIN you furnished is incorrect, (iii) the Internal Revenue Service notifies the reinvestment agent or us that backup withholding should be commenced because you failed to report on your tax return certain amounts paid to you, or (iv) when required to do so, you fail to certify, under penalties of perjury, that you are not subject to backup withholding. Backup withholding amounts will be withheld from distributions before those distributions are reinvested under the plan. Therefore, if you are subject to backup withholding, your distributions to be reinvested under the plan will be reduced by the backup withholding amount. The withheld amounts constitute a credit on your federal income tax return or may be refundable. Backup withholding will not apply, however, if you (i) furnish a correct TIN and certify that you are a United States person not subject to backup withholding on Internal Revenue Service Form W-9 or an appropriate substitute form, (ii) provide a certificate of foreign status on Internal Revenue Service Form W-8BEN or an appropriate substitute form or (iii) are otherwise exempt from backup withholding.

        The reinvestment agent or we will send a Form 1099-DIV to you and to the Internal Revenue Service after the end of each year, reporting all distribution income you received during the year on your common stock.

15.
Is there any limit on the amount of common stock I can purchase pursuant to the plan?

        For us to qualify as a real estate investment trust for federal income tax purposes, no more than 50% in value of our outstanding stock may be actually and/or constructively owned by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year, which we refer to as the closely-held requirement, and our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a short taxable year. Our articles of incorporation contain an ownership restriction, which we refer to as the ownership limitation, to help ensure compliance with these requirements. The ownership limitation provides that no holder of our stock may own, or be deemed to own by virtue of any of the attribution rules of the Internal Revenue Code, more than 9.8% by value of our outstanding stock. However, our articles of incorporation provide that this ownership limit may be modified, either entirely or with respect to one or more persons, by a vote of a majority of the board of directors, if such modification does not jeopardize our status as a REIT. As a condition of such modification, the board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our status as a REIT. The ownership limitation will not apply if the board of directors determines that it is no longer in our best interests to continue to qualify as a real estate investment trust.

        Any acquisition of shares of common stock under the plan is subject to being voided, ab initio, in the event that acquisition would result in a violation of the ownership limitation, the closely-held requirement or the 100 stockholder requirement, or certain other requirements or restrictions that could jeopardize our status as a REIT. If your acquisition is voided, you will receive in cash any distributions that were to be reinvested, without interest.

Other Provisions

16.
How can I vote my shares?

        We will send you proxy materials for any meeting of stockholders that will set forth matters to be voted upon and contain a proxy card or other instructions for voting your shares. You may vote your shares of common stock either by designating your vote on the proxy card, by voting in accordance with other instructions or by voting such shares in person at the meeting of stockholders.

17.
What are the costs of the plan?

        We will be responsible for all administrative fees and expenses charged by the reinvestment agent. The administrative charge for each participant for each fiscal quarter is the lesser of 5% of the amount reinvested for the participant or $2.50, with a minimum annual charge of $0.50. Any interest earned on distributions will be paid to us to defray the costs of the plan. In the event that the proceeds of the sale of shares are used to acquire properties or to invest in mortgage loans, we will pay to CNL Hospitality Corp. acquisition fees of 4.5% of the proceeds reinvested under the plan. After listing, any brokerage commissions or fees in connection with purchases through a national securities exchange or over-the-counter-market or quotation on a national market system, will reduce the amount to be reinvested with respect to your shares.

18.
What are your and the reinvestment agent's responsibilities?

        We, the reinvestment agent and any of our agents, in administering the plan, are not liable for any act done in good faith or for any good faith failure to act, including, without limitation, any claim of liability (i) arising from the failure to terminate your account upon your death or judgment of incompetence prior to the reinvestment agent's receipt of notice in writing of such death and the expiration of 15 days from the receipt of such notice, and (ii) with respect to the time and prices at which the shares are purchased for a participant.

        We, the reinvestment agent and any of our agents will not have any duties, responsibilities or liabilities other than those expressly set forth in the plan or as imposed by applicable law, including federal securities laws. Since we have delegated all responsibility for administering the plan to the reinvestment agent, we specifically disclaim any responsibility for any of the reinvestment agent's actions or inactions in connection with the administration of the plan. None of our directors, officers, or stockholders or agents of the reinvestment agent will have any personal liability under the plan.

19.
How will a stock split affect my plan account?

        We will adjust your account to reflect any stock split, reverse stock split or distribution payable in shares of common stock. In such event, the reinvestment agent will receive and credit to your plan account the applicable number of whole and/or fractional shares of common stock.

20.
Can I pledge my shares under the plan?

        You may not pledge any shares of common stock credited to your plan account. Any attempted pledge will be void. If you wish to pledge your shares of common stock, you first must withdraw the shares from the plan.

21.
How can I transfer my shares?

        You may transfer ownership of all or part of the shares of common stock held in your plan account through gift, private sale or otherwise. To transfer your shares to another person or entity you will need to mail to the transfer agent, at the address in Question 3, a completed transfer form and a Form W-9 (Certification of Taxpayer Identification Number) completed by the person or entity to whom you are transferring your shares. Please contact the transfer agent if you have any questions or need additional information.

22.
Can the plan be amended or terminated?

        Although we expect to continue the plan indefinitely, we reserve the right to terminate the plan at any time upon 10 days written notice to all participants. We also may amend the plan by mailing an appropriate notice at least 15 days prior to the effective date of the amendment, provided that any amendment must be approved by a majority of our independent directors.

23.
What happens if you terminate the plan?

        If we terminate the plan, we will transfer all whole and fractional shares of common stock held in your plan account to a separate account and will send you a check representing the value of any uninvested distributions held in your account.

24.
Are there any risks associated with the plan?

        Your investment in shares purchased under the plan is no different from any investment in shares that you hold directly. Neither we nor the reinvestment agent can assure you a profit or protect you against a loss on shares that you purchase. You bear the risk of loss and enjoy the benefits of any gain from changes in the fair market value or market price with respect to shares of common stock purchased under the plan. We encourage you to carefully consider the various risks associated with an investment in our common stock set forth in "Risk Factors" contained in our most recent Annual Report on Form 10-K/A incorporated herein by reference.

25.
How will you interpret and regulate the plan?

        We may interpret, regulate and take any other action in connection with the plan that we deem reasonably necessary to carry out the plan. As a participant in the plan, you will be bound by any actions taken by us or the reinvestment agent.

26.
What law governs the plan?

        The laws of the State of Florida will govern the terms, conditions and operation of the plan.

27.
Where will notices be sent?

        The reinvestment agent will address all of its notices to you at your last known address. You should notify CNL Investor Administration promptly in writing of any change of address.

INFORMATION ABOUT CNL HOSPITALITY PROPERTIES, INC.

        We are CNL Hospitality Properties, Inc., a real estate investment trust which invests in hotels and resorts and are a leading owner of luxury and upper upscale hotels and resorts. Our executive offices are located at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801. Our telephone number is (407) 650-1000.

        For every fiscal year beginning after the closing of this offering, we will provide all investors with our annual report, which annual report shall contain our audited financial statements, including a balance sheet and the related statements of income and retained earnings and changes in financial position, accompanied by a report of an independent public accountant.

USE OF PROCEEDS

        We will receive proceeds from the sale of shares of common stock that the reinvestment agent purchases directly from us. We will use proceeds from the plan to pay the expenses of the registration statement, blue sky registration fees and other costs of this offering. Until the shares are listed or the redemption plan is terminated, we will use the proceeds from the sale of shares of common stock which the reinvestment agent purchases from us to redeem shares pursuant to our redemption plan. If there are no redemption requests, the redemption requests have been filled or the redemption plan has been terminated, we will use the proceeds for the acquisition of hotel and resort properties, to make mortgage loans or for general corporate purposes. In the event that the proceeds of the sale of shares are used to acquire properties or to invest in mortgage loans, we will pay to CNL Hospitality Corp. acquisition fees of 4.5% of the proceeds reinvested under the plan. The proceeds we receive from the sale of shares of common stock that the reinvestment agent purchases directly from us will be deposited with SouthTrust Bank, N.A. in a segregated escrow account and will be held in trust for the benefit of the investors. The escrowed funds will be placed in specified short-term, low-risk, interest-bearing investments prior to use and we undertake that the proceeds will be used only for the purposes set forth in this section.

        We will not receive proceeds from the sale of shares of common stock that the reinvestment agent purchases in the open market. We cannot estimate either the number of shares of common stock or the prices of the shares that we will sell in connection with the plan.

PLAN OF DISTRIBUTION

        Sales in the reinvestment plan will be made by us through our executive officers. Following listing of our common stock, the reinvestment agent may purchase shares of common stock in the open market and the number of shares purchased will be reduced by any broker-dealer commissions.

LEGAL MATTERS

        Greenberg Traurig, LLP has issued an opinion to us regarding certain legal matters in connection with this offering, including the validity of the issuance of the shares of common stock offered pursuant to the plan.

EXPERTS

        The financial statements and financial statement schedules of CNL Hospitality Properties, Inc., Desert Ridge Resort Partners, LLC and WB Resort Partners, LP incorporated by reference from Amendment No. 2 to our Annual Report on Form 10-K/A for the year ended December 31, 2003 have been so incorporated by reference into the registration statement of which this prospectus is a part in reliance on the reports of PricewaterhouseCoopers LLP, independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of CNL Hospitality Corp. as of December 31, 2003 and 2002 and for the two years then ended included in our Definitive Proxy Statement for our 2004 Annual Meeting of Stockholders have been incorporated by reference into the registration statement of which this prospectus is a part in reliance on the report of PricewaterhouseCoopers LLP, independent certified registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The audited financial statements of KSL Recreation Corporation as of October 31, 2003 and 2002, and for each of the three years in the period ended October 31, 2003 incorporated by reference from our Current Report on Form 8-K/A dated April 2, 2004 and filed June 17, 2004 have been incorporated by reference into the registration statement of which this prospectus is a part in reliance on the report of Deloitte & Touche LLP, a registered independent public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The combined financial statements of the Hotel del Coronado as of December 31, 2002 and 2001 and for the years then ended included in our Current Report on Form 8-K dated December 17, 2003 and filed February 10, 2004 have been incorporated by reference into the registration statement of which this prospectus is a part in reliance on the report of KMPG LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

        The audited financial statements of Capital Hilton (A wholly owned property of Hilton Hotels Corporation) as of December 31, 2002 and for the year then ended included in our Current Report on Form 8-K dated December 17, 2003 and filed February 10, 2004 have been so incorporated by reference into the registration statement of which this prospectus is a part in reliance on the report of PricewaterhouseCoopers LLP, independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The audited historical financial statements of Crystal City Courtyard by Marriott (a wholly owned property of Starwood Hotels and Resorts Worldwide, Inc.) as of December 31, 2002 and for the year then ended, of Marriott BWI (a wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.) as of December 31, 2002 and for the year then ended and of Hyatt Regency Dearborn (a wholly owned property of Ford Motor Land Development Corporation) as of December 31, 2002 and for the year then ended included on pages 31 to 38, 45 to 52 and 59 to 66, respectively, of our Current Report on Form 8-K dated August 29, 2003 and filed September 15, 2003 have been incorporated by reference into the registration statement of which this prospectus is a part in reliance on the reports of PricewaterhouseCoopers LLP, independent certified registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The audited financial statements of RFS Hotel Investors, Inc. as of December 31, 2002 and for the three years in the period then ended included on pages 58 to 94 of our Current Report on Form 8-K dated July 10, 2003 and filed July 25, 2003 have been so incorporated by reference into the registration statement of which this prospectus is a part in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION

        Pursuant to Maryland corporate law and our articles of incorporation, we are required to indemnify and hold harmless a present or former director, officer, advisor, or affiliate and may indemnify and hold harmless a present or former employee or agent, each referred to as an indemnitee, against any or all losses or liabilities reasonably incurred by the indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on our behalf while a director, officer, advisor, affiliate, employee, or agent and in such capacity, provided, that the indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in our best interests.

        We will not indemnify or hold harmless the indemnitee if:

  •
  the loss or liability was the result of negligence or misconduct, or if the indemnitee is an independent director, the loss or liability was the result of gross negligence or willful misconduct;
  •
  the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty;
  •
  the indemnitee actually received an improper personal benefit in money, property, or services;
  •
  in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful; or
  •
  in a proceeding by or in the right of us, the indemnitee shall have been adjudged to be liable to us.

        In addition, we will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

  •
  there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;
  •
  the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or
  •
  a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

        Pursuant to our articles of incorporation, we are required to pay or reimburse reasonable expenses incurred by a present or former director, officer, advisor or affiliate and may pay or reimburse reasonable expenses incurred by any other indemnitee in advance of final disposition of a proceeding if the following are satisfied:

  •
  the indemnitee was made a party to the proceeding by reason of his or her service as our director, officer, advisor, affiliate, employee or agent;
  •
  the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us as authorized by our articles of incorporation;
  •
  the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct; and
  •
  the legal proceeding was initiated by a third party who is not a stockholder or, if by one of our stockholders acting in his or her capacity as a stockholder, a court of competent jurisdiction approves the advancement.

        Our articles of incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by our articles of incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

        Our Definitive Proxy Statement for our 2004 Annual Meeting of Stockholders is incorporated by reference in this prospectus, and includes a proposal to amend our existing articles of incorporation. The indemnification provisions under our existing articles of incorporation are more narrow than the ability to provide indemnification to the extent permitted by Maryland corporate law. The proposed amendments to our articles of incorporation include modifications to the indemnification provisions consistent with Maryland law, to provide that we will indemnify our directors and officers and may indemnify our employees and agents to the fullest extent permitted by Maryland law. Accordingly, if our stockholders approve these amendments, the indemnification for both unaffiliated and affiliated persons and entities will be broader than the provisions under our existing articles of incorporation.

        Any indemnification may be paid only out of our net assets, and no portion may be recoverable from the stockholders.

        Maryland law makes certain defenses available to the directors, officers and the advisor in the event of a stockholder action against them. One such defense is the business judgment rule. A director, officer or the advisor can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in our best interests, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The directors, officers and the advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the directors, officers and the advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in our articles of incorporation.

        We have entered into indemnification agreements with each of our officers and directors. The indemnification agreements require, among other things, that we indemnify our officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses reasonably incurred by officers and directors seeking to enforce their rights under the indemnification agreements. We also must cover officers and directors under our directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in our articles of incorporation and our bylaws, it provides greater assurance to directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by our board of directors or by the stockholders.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trust managers, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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APPENDIX A

AMENDED AND RESTATED
REINVESTMENT PLAN

AMENDED AND RESTATED
REINVESTMENT PLAN

        CNL HOSPITALITY PROPERTIES, INC., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation, adopted an Amended and Restated Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

        1.     Reinvestment of Distributions. Bank of New York, the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions on behalf of the Participants as follows:

          (a)   At any period during which the Company is making a "best-efforts" public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the Company at the then current per share offering price for Reinvestment Plan Shares.

          (b)   During any period when the Company is not making a "best-efforts" offering of Shares, as described in 1(a) above unless the Shares are listed on a national stock exchange or over-the-counter market or quoted on a national market system (collectively, "Listed" or "Listing"), the Reinvestment Agent will purchase shares directly from the Company at $9.50 per Share, unless adjusted by the Board of Directors, which price shall in no event be less than 95% of the fair market value as determined by the Board of Directors.

          (c)   Notwithstanding sections 1(a) and (b) above, upon Listing of the Shares, the Reinvestment Agent may purchase Shares either through the exchange or market system on which the Shares are Listed or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case, at a per Share price equal to the then-prevailing market price for the Shares at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange, over-the-counter market or national market system through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

          (d)   In the event of a subsequent determination that the purchase price for Shares under the Reinvestment Plan represented a discount in excess of 5% of the fair market value at the time of the sale, the distribution of the portion of the Shares issued under the Reinvestment Plan representing the excess amount would be subject to being voided, ab initio, to the extent it would result in the Company's failure to qualify as a real estate investment trust.

          (e)   For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

          (f)    Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

          (g)   The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to five decimal places.

          (h)   Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

          (i)    No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 6 below.

        2.     Election to Participate. Any stockholder may elect to become a Participant by completing and executing the appropriate authorization form as may be available from the Company, following receipt of a current version of a final prospectus relating to the participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount, if any; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal quarter to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal quarter following such election, and the election will apply to all Distributions attributable to the fiscal quarter in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 10 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount, if any; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly distribution option are not eligible to participate in the Reinvestment Plan.

        3.     Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

        4.     Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

        5.     Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (i) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (ii) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

        6.     Reports to Participants. At the end of each fiscal quarter, but in no event later than 60 days after the end of such fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, he is required to notify CNL Investor Administration in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement or Authorization Form becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each Participant by the Company or the Reinvestment Agent at least annually.

        7.     Administrative Charges and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. In the event that proceeds of the sale of Shares pursuant to the Reinvestment Plan are used to acquire properties or to invest in mortgage loans, the Company will pay to CNL Hospitality Corp. acquisition fees of 4.5% of the proceeds reinvested under the Reinvestment Plan.

        8.     No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

        9.     Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

        10.   Termination.

          (a)   A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal quarter to which such Distribution relates.

          (b)   The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by 10 days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

          (c)   After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 6 hereof, and (ii) a check for the amount of any Distributions in the Participant's account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's whole and fractional Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

        11.   Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to CNL Investment Company, Attention: CNL Investor Administration, P.O. Box 4920, Orlando, Florida 32802-4920, if to the Company, or to Bank of New York, 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

        12.   Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 15 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the independent directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

        13.   Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 13.

[Remainder of page intentionally left blank]

Distribution Reinvestment Plan
CNL Hospitality Properties, Inc. Authorization Form

Thank you for your interest in the CNL Hospitality Properties, Inc. Amended and Restated Reinvestment Plan (the "Reinvestment Plan"). We are pleased to offer this distribution option to our stockholders for their investment portfolios. In order to become a participant in the Reinvestment Plan, please complete this form and return it to CNL Investor Administration at the address indicated below. This form must be received no later than 10 days prior to the last day of the fiscal quarter related to a distribution. If your form is received by CNL Investor Administration after the 10th day before the end of the fiscal quarter, then you will receive a cash distribution for such quarter and your enrollment will be processed by CNL Investor Administration for the distribution declared with respect to the following fiscal quarter. This form will not be accepted by CNL and Bank of New York (the "Reinvestment Agent") unless it is completed in its entirety.

By signing below, the registered stockholder submitting this form appoint(s) the Reinvestment Agent as its agent under the terms of the Reinvestment Plan and certifies that the information contained herein is true and correct as of the date of this form. In addition, by signing below, the undersigned hereby certifies to CNL and the Reinvestment Agent that the undersigned (i) has received the Prospectus for the Reinvestment Plan dated June 21, 2004 and agrees to abide by the provisions of the Reinvestment Plan; (ii) has (a) a net worth (not including home, home furnishings and automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (not including home, home furnishings and automobiles) of at least $150,000; and (iii) agrees to notify CNL Investor Administration in the event that there is any material change in his/her financial condition or if any representation under this Authorization Form becomes inaccurate.

NAME ON CNL ACCOUNT (Mr./Mrs./Ms./Joint):

Tax I.D. Number or Social Security Number

Address:

Telephone Number:

E-mail Address:

FORM OF OWNERSHIP (Select only one)
☐  IRA
☐  SEP/IRA
☐  KEOGH (H.R. 10)
☐  PENSION OR PROFIT SHARING PLAN
    ☐  TAXABLE ☐  TAX EXEMPT
☐ TRUST (include title and signature pages)
    ☐  TAXABLE ☐  TAX EXEMPT
☐  CHARITABLE REMAINDER TRUST
☐  NON-PROFIT ORGANIZATION
☐ CORPORATION OR PARTNERSHIP (Corporate Resolution or Partnership Agreement must be attached)	☐ INDIVIDUAL
☐  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (all parties must sign)
☐  HUSBAND AND WIFE AS COMMUNITY PROPERTY (two signatures required)
☐  A MARRIED PERSON SEPARATE PROPERTY (one signature required)
☐  TENANTS IN COMMON
☐  CUSTODIAN FOR
        Under the ☐  UGMA of the State of
                          ☐  UTMA of the State of

PLEASE SIGN EXACTLY AS YOUR ACCOUNT IS REGISTERED:

Signature:	Date:

Signature:	Date:

Return to: The Bank of New York    •    Attn: Resales and Transfer Dept./CNL    •     PO Box 7090    •    Troy, MI    •    48007-7090
 Overnight: The Bank of New York    •    Attn: Resales and Transfer Dept./CNL     •    1845 Maxwell St., Ste. 101    •    Troy, MI    •     48084
 For questions, contact CNL Investor Administration: tel (407) 650-1000    •     toll-free (866) 650-0650

Transfer Instructions
CNL Hospitality Properties, Inc.

Following are application forms needed in order to process transfers of shares of common stock, par value $0.01 per share, in CNL Hospitality Properties, Inc. ("Shares"). Please remember the following when completing these forms.

  1.
  The transferor is the entity that is the original owner.

  2.
  The transferee is the entity to which the Shares are to be transferred. If applicable, please enclose a copy of the trust agreement, Articles of Incorporation, or other information pertinent to your type of entity.

  3.
  Because this action involves the ownership of a security, all transferor and transferee signatures must be guaranteed by a member of an approved Signature Guarantee Medallion Program.

  4.
  If the transfer is due to a death, please enclose a copy of the death certificate. If there is an executor of the estate, please enclose a copy of the Letters of Administration or court appointment of the executor dated within 90 days of the submission of the transfer forms.

  5.
  If this account involves a custodian, please forward the transfer forms to the custodian for their signature with instructions to return the forms to the transfer agent, The Bank of New York.

  6.
  If the transfer is due to a divorce, please enclose a copy of the divorce decree.

All executed forms must be received by Bank of New York before applications will be processed.

Return to: The Bank of New York    •    Attn: Resales and Transfer Dept./CNL    •     PO Box 7090    •    Troy, MI    •    48007-7090
 Overnight: The Bank of New York    •    Attn: Resales and Transfer Dept./CNL     •    1845 Maxwell St., Ste. 101    •    Troy, MI    •     48084
 For questions, contact CNL Investor Administration: tel (407) 650-1000    •     toll-free (866) 650-0650

Transferor Transfer Form
CNL Hospitality Properties, Inc.

IMPORTANT NOTICE

A.
The shares of common stock, par value $0.01 per share ("Shares") of CNL Hospitality Properties, Inc. (the "Company") are subject in all respects to and governed by the Articles of Incorporation and Bylaws of the Company.

B.
Shares may be transferred only by the record owner or by duly authorized agent or attorney upon completion of forms obtained from the Company duly executed, delivery of the forms and such other documents as the Company may require to the Company, and payment in full of the Shares and any applicable transfer tax. The transfer of Shares is subject to all the limitations and restrictions contained in the Articles of Incorporation, Bylaws of the Company and the Maryland General Corporation Law (the "MGCL"), including compliance with applicable state and federal securities laws.

C.
The Company may admit a transferee as a Stockholder upon fulfillment of the following conditions: (1) the Company has received properly executed documentation at least one calendar month prior to the last date of the current quarter; (2) payment has been made to the Company of all reasonable expenses incurred by the Company in connection with the transferee's admission as a stockholder of the Company; (3) the transferee has executed and delivered to the Company the Transferee Transfer Form; and (4) subject to restrictions in the Articles of Incorporation, Bylaws and the MGCL, transfer of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following quarter on which the Company receives properly executed documentation.

1.
TRANSFER:

Number of Shares Subject to this Transfer:

Do you own, beneficially or of record, any other Shares in CNL Hospitality Properties, Inc.?    ☐  Yes    ☐  No

If yes, how many Shares are you retaining?

FOR VALUE RECEIVED, the undersigned (insert your name exactly as you hold title to the Shares you are transferring)

and whose Social Security or Taxpayer Identification Number is hereby sells, assigns and transfers unto (names[s])

whose post office address is

and whose Social Security or Taxpayer Identification Number is

an aggregate of                     Shares.

2.
SIGNATURES: By executing this Transfer Form, the Transferor represents that the transfer is made in accordance with all applicable federal and state securities laws and regulations. The signature(s) to this

  Transfer Form must correspond with the name(s) in which you hold the Shares, in every particular, without alteration or any change whatsoever.

X		X

Signature of 1st Transferor	Date	Signature of 2nd Transferor	Date

Medallion Stamp Signature Guarantee		Medallion Stamp Signature Guarantee

Return to: The Bank of New York    •    Attn: Resales and Transfer Dept./CNL    •     PO Box 7090    •    Troy, MI    •    48007-7090
 Overnight: The Bank of New York    •    Attn: Resales and Transfer Dept./CNL     •    1845 Maxwell St., Ste. 101    •    Troy, MI    •     48084
 For questions, contact CNL Investor Administration: tel (407) 650-1000    •     toll-free (866) 650-0650

Transferee Transfer Form
CNL Hospitality Properties, Inc.

IMPORTANT NOTICE

A.
The shares of common stock, par value $0.01 per share ("Shares") of CNL Hospitality Properties, Inc. (the "Company") are subject in all respects to and governed by the Articles of Incorporation and Bylaws of the Company.

B.
Shares may be transferred only by the record owner or by duly authorized agent or attorney upon completion of forms obtained from the Company duly executed, delivery of the forms and such other documents as the Company may require to the Company, and payment in full of the Shares and any applicable transfer tax. The transfer of Shares is subject to all the limitations and restrictions contained in the Articles of Incorporation, Bylaws of the Company and the Maryland General Corporation Law (the "MGCL"), including compliance with applicable state and federal securities laws.

C.
The Company may admit a transferee as a Stockholder upon fulfillment of the following conditions: (1) the Company has received properly executed documentation at least one calendar month prior to the last date of the current quarter; (2) payment has been made to the Company of all reasonable expenses incurred by the Company in connection with the transferee's admission as a stockholder of the Company; (3) the transferee has executed and delivered to the Company the Transferee Transfer Form; and (4) subject to restrictions in the Articles of Incorporation, Bylaws and the MGCL, transfer of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following quarter on which the Company receives properly executed documentation.

1.
INVESTMENT

This transfer is in the amount of $                    for the purchase of                     Shares.

☐  DISTRIBUTION REINVESTMENT PLAN—Transferee elects to participate in Plan

2.
TRANSFEREE INFORMATION

Name(s) and address will be recorded exactly as printed below. Please print name(s) in which Shares are to be registered. Include trust name if applicable. If IRA or qualified plan, include both transferee and custodian names and Taxpayer ID numbers. Complete the Transferee Mailing Address to receive informational mailings.

1st Registration Name	Transferee Social Security Number

2nd Registration Name	Taxpayer ID Number

Address	Custodian Account Number

City/State/Zip	Custodian Phone Number

Transferee Mailing Address (IRA Accounts)	Transferee E-mail Address

City/State/Zip	Daytime Phone Number
☐ Check this box if you are a U.S. citizen	☐ Check this box if you are a U.S. citizen residing outside the U.S.
☐ Check this box if you are a foreign citizen	☐ Check this box if you are subject to backup withholding

Return to: The Bank of New York    •    Attn: Resales and Transfer Dept./CNL    •     PO Box 7090    •    Troy, MI    •    48007-7090
 Overnight: The Bank of New York    •    Attn: Resales and Transfer Dept./CNL     •    1845 Maxwell St., Ste. 101    •    Troy, MI    •     48084
 For questions, contact CNL Investor Administration: tel (407) 650-1000    •     toll-free (866) 650-0650

Transferee Transfer Form
CNL Hospitality Properties, Inc.

3.
FORM OF OWNERSHIP

FORM OF OWNERSHIP (Select only one)
☐  IRA
☐  SEP/IRA
☐  KEOGH (H.R. 10)
☐  PENSION OR PROFIT SHARING PLAN
    ☐  TAXABLE ☐  TAX EXEMPT
☐ TRUST (include title and signature pages)
    ☐  TAXABLE ☐  TAX EXEMPT
☐  CHARITABLE REMAINDER TRUST
☐  NON-PROFIT ORGANIZATION
☐ CORPORATION OR PARTNERSHIP (Corporate Resolution or Partnership Agreement must be attached)	☐ INDIVIDUAL
☐  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (all parties must sign)
☐  HUSBAND AND WIFE AS COMMUNITY PROPERTY (two signatures required)
☐  A MARRIED PERSON SEPARATE PROPERTY (one signature required)
☐  TENANTS IN COMMON
☐  CUSTODIAN FOR
        Under the ☐  UGMA of the State of
☐ UTMA of the State of

4.
DISTRIBUTIONS

Complete this section only to enroll in the Distribution Reinvestment Plan or to direct distribution payments to a party other than the one indicated in Section 2. Choose Option a or b. IRA accounts may not direct distributions without the custodian's approval.

a.  ☐  DISTRIBUTION REINVESTMENT PLAN (see Prospectus for more details)

b.  ☐  DIRECT DEPOSIT Please include a voided check. (Non-Custodian Transferees Only)

I authorize CNL Investment Company or its Agent (collectively, "CNL") to deposit my distribution to my checking or savings account. This authority will remain in force until I notify CNL in writing to cancel it. In the event that CNL deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution

Address

City/State/Zip

Account Type (check one):    ☐  Checking    ☐  Savings

Account Number                     Bank ABA Routing Number

5.
TRANSFEREE SIGNATURES

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (required): The transferee signing under Section 5 below, under penalties of perjury, certifies that (i) the number shown on this Transferee Transfer Form is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN SECTION 2 HAS BEEN CHECKED].

By executing this Transferee Form, the Transferee(s) represent(s) that the transfer is made in accordance with all applicable federal and state securities laws and regulations.

X		X

Signature of 1st Transferee	Date	Signature of 2nd Transferee	Date

Medallion Stamp Signature Guarantee		Medallion Stamp Signature Guarantee

Return to: The Bank of New York    •    Attn: Resales and Transfer Dept./CNL    •     PO Box 7090    •    Troy, MI    •    48007-7090
 Overnight: The Bank of New York    •    Attn: Resales and Transfer Dept./CNL     •    1845 Maxwell St., Ste. 101    •    Troy, MI    •     48084
 For questions, contact CNL Investor Administration: tel (407) 650-1000    •     toll-free (866) 650-0650

Distribution Reinvestment Plan
CNL Hospitality Properties, Inc. Broker and Nominee Form

To: Bank of New York
1845 Maxwell
Suite 101
Troy, Michigan 48084-4510

INSTRUCTIONS

This form is to be used by a broker, bank or other nominee submitting on behalf of a participant whose shares are held in the name of a securities depository, as provided for in the Prospectus, dated June 21, 2004, for the CNL Hospitality Properties, Inc. Amended and Restated Reinvestment Plan.

The broker, bank or other nominee submitting this form hereby certifies that (i) the information contained herein is true and correct as of the date of this form; and (ii) a copy of the Prospectus, dated June 21, 2004, has been delivered to the participant. Shares issued upon request will be registered in the nominee name of the respective depository.

NAME OF PARTICIPANT (PLEASE PRINT)	SOCIAL SECURITY NUMBER

PARTICIPANT (SIGNATURE)	ADDRESS OF PARTICIPANT

NAME OF SECURITIES DEPOSITORY	PARTICIPANT ACCOUNT NUMBER AT DEPOSITORY

BROKER/NOMINEE CONTACT	BROKER/NOMINEE TELEPHONE NUMBER

SHARES HELD WITH DEPOSITORY AS OF RECORD DATE	TODAY'S DATE

Return to: The Bank of New York    •    Attn: Resales and Transfer Dept./CNL    •     PO Box 7090    •    Troy, MI    •    48007-7090
 Overnight: The Bank of New York    •    Attn: Resales and Transfer Dept./CNL     •    1845 Maxwell St., Ste. 101    •    Troy, MI    •     48084
 For questions, contact CNL Investor Administration: tel (407) 650-1000    •     toll-free (866) 650-0650

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission Registration Fee	$6,019
Blue Sky Fees and Expenses	$30,000
Legal Fees and Expenses	$70,000
Accounting Fees and Expenses	$50,000
Printing and Engraving Expenses	$50,000
Miscellaneous	$68,981

Total	$275,000

        All amounts except the SEC registration fee are estimated.

Item 15. Indemnification of Directors and Officers.

        Pursuant to Maryland corporate law and our articles of incorporation, we are required to indemnify and hold harmless a present or former director, officer, advisor, or affiliate and may indemnify and hold harmless a present or former employee or agent, each referred to as an indemnitee, against any or all losses or liabilities reasonably incurred by the indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on our behalf while a director, officer, advisor, affiliate, employee, or agent and in such capacity, provided, that the indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in our best interests.

        We will not indemnify or hold harmless the indemnitee if:

  •
  the loss or liability was the result of negligence or misconduct, or if the indemnitee is an independent director, the loss or liability was the result of gross negligence or willful misconduct;
  •
  the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty;
  •
  the indemnitee actually received an improper personal benefit in money, property, or services;
  •
  in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful; or
  •
  in a proceeding by or in the right of us, the Indemnitee shall have been adjudged to be liable to us.

        In addition, we will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

  •
  there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;
  •
  the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or
  •
  a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

        Pursuant to our articles of incorporation, we are required to pay or reimburse reasonable expenses incurred by a present or former director, officer, advisor or affiliate and may pay or reimburse reasonable expenses incurred by any other indemnitee in advance of final disposition of a proceeding if the following are satisfied:

  •
  the indemnitee was made a party to the proceeding by reason of his or her service as our director, officer, advisor, affiliate, employee or agent;
  •
  the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us as authorized by the articles of incorporation;
  •
  the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct; and
  •
  the legal proceeding was initiated by a third party who is not a stockholder or, if by one of our stockholders acting in his or her capacity as a stockholder, a court of competent jurisdiction approves the advancement.

        Our articles of incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by our articles of incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

        Our Definitive Proxy Statement for our 2004 Annual Meeting of Stockholders is incorporated by reference in this prospectus, and includes a proposal to amend our existing articles of incorporation. The indemnification provisions under our existing articles of incorporation are more narrow than the ability to provide indemnification to the extent permitted by Maryland corporate law. The proposed amendments to our articles of incorporation include modifications to the indemnification provisions consistent with Maryland law, to provide that we will indemnify our directors and officers and may indemnify our employees and agents to the fullest extent permitted by Maryland law. Accordingly, if our stockholders approve these amendments, the indemnification for both unaffiliated and affiliated persons and entities will be broader than the provisions under our existing articles of incorporation.

        Any indemnification may be paid only out of our net assets, and no portion may be recoverable from the stockholders.

        Maryland law makes certain defenses available to the directors, officers and the advisor in the event of a stockholder action against them. One such defense is the "business judgment rule." A director, officer or the advisor can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in our best interests, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The directors, officers and the advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the directors, officers and the advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the Articles of Incorporation.

        We have entered into indemnification agreements with each of our officers and directors. The indemnification agreements require, among other things, that we indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses reasonably incurred by officers and directors seeking to enforce their rights under the indemnification agreements. We also must cover officers and directors under our directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in our articles of incorporation and bylaws, it provides greater assurance to directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the board of directors or by the stockholders.

        It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Item 16. Exhibits.

Exhibit Number	Description
3.1	Articles of Amendment and Restatement of CNL Hospitality Properties, Inc. dated July 21, 2003 (Previously filed as Exhibit 3.18 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-107279) filed July 23, 2003 and incorporated herein by reference.)
3.2	CNL American Realty Fund, Inc. Bylaws (Previously filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-11 filed August 12, 1996 and incorporated herein by reference.)
3.3
Amendment No. 1 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed October 23, 2000 and incorporated herein by reference.)
3.4
Amendment No. 2 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.8 to Post-Effective Amendment No. Six to the Registrant's Registration Statement on Form S-11 filed June 11, 2001 and incorporated herein by reference.)
3.5
Amendment No. 3 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.9 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 (Registration No. 333-67124) filed June 26, 2002 and incorporated herein by reference.)
4.1	Form of Amended and Restated Reinvestment Plan (included as Appendix A to the Prospectus)*
5.1	Opinion of Greenberg Traurig, LLP, regarding the legality of the offered securities. *
23.1	Consent of PricewaterhouseCoopers LLP (CNL Hospitality Properties, Inc., Desert Ridge Resort Partners, LLC and WB Resort Partners, LP)*
23.2	Consent of PricewaterhouseCoopers LLP (CNL Hospitality Corp.)*
23.3	Consent of PricewaterhouseCoopers LLP (Capitol Hilton, Crystal City Courtyard by Marriott, Marriott BWI and Hyatt Regency Dearborn)*
23.4	Consent of PricewaterhouseCoopers LLP (RFS Hotel Investors, Inc.)*
23.5	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)*
23.6	Consent of Deloitte & Touche LLP (KSL Recreation Corporation)*
23.7	Consent of KPMG LLP (Hotel del Coronado)*
24.1	Powers of Attorney (included on signature pages hereto)*

*
Filed herewith.

Item 17. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been, settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 21, 2004.

CNL HOSPITALITY PROPERTIES, INC.

By:	/s/ THOMAS J. HUTCHISON III Thomas J. Hutchison III Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas J. Hutchison III and C. Brian Strickland his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES M. SENEFF, JR. James M. Seneff, Jr.	Chairman of the Board	June 21, 2004
/s/ ROBERT A. BOURNE Robert A. Bourne	Vice Chairman of the Board	June 21, 2004
/s/ CHARLES E. ADAMS Charles E. Adams	Director	June 21, 2004
/s/ LAWRENCE A. DUSTIN Lawrence A. Dustin	Director	June 21, 2004
/s/ CRAIG M. MCALLASTER Craig M. McAllaster	Director	June 21, 2004
/s/ ROBERT E. PARSONS, JR. Robert E. Parsons, Jr.	Director	June 21, 2004

/s/ THOMAS J. HUTCHISON III Thomas J. Hutchison III	Chief Executive Officer (principal executive officer)	June 21, 2004
/s/ C. BRIAN STRICKLAND C. Brian Strickland	Executive Vice President, Chief Financial Officer and Corporate Secretary (principal financial officer)	June 21, 2004
/s/ MARK E. PATTEN Mark E. Patten	Senior Vice President and Chief Accounting Officer	June 21, 2004

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PROSPECTUS
REINVESTMENT PLAN
PLAN HIGHLIGHTS
Table of Contents
SUMMARY OF THE PLAN
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
TERMS AND CONDITIONS OF THE PLAN
INFORMATION ABOUT CNL HOSPITALITY PROPERTIES, INC.
USE OF PROCEEDS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INDEMNIFICATION
APPENDIX A
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY